As filed with the Securities and Exchange Commission on November 27, 1995
                                             Registration No. 33-

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                             FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           MICROCOM, INC.
       (Exact name of registrant as specified in its charter)

       Massachusetts                              No. 04-2710644
     (State or other jurisdiction                 (IRS Employer
      of incorproation or oganization)           Identification No.)

                      500 River Ridge Drive
                Norwood, Massachusetts 02062-5028
                          (617) 551-1000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Long Term Performance Plan
           1993 Non-Employee Director Stock Option Plan
                        (Full title of plans)

                         Roland D. Pampel
              President and Chief Executive Officer
                          MICROCOM, INC.
                      500 River Ridge Drive
                Norwood, Massachusetts 02062-5028
                          (617) 551-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE

                                                  Proposed
  Title of                       Proposed         Maximum
 Securities                      Maximum          Aggregate        Amount of
   to be       Amount to be    Offering Price     Offering       Registration
 Registered     Registered(1)   Per Share(2)      Price(2)           Fee
 ___________   _____________   ______________    _________      _____________

 Common
 Stock, $.01     450,000         $23.9375         $10,771,875   $3,714.44
 par value        shares

(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.


(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of Microcom, Inc. Common Stock as reported on the Nasdaq National Market on November 17, 1995.




                              EXPLANATORY NOTE

            This Registration Statement has been prepared in accordance with the requirements of General Instruction E to Form S-8, as amended, and relates to (i) 400,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of Microcom, Inc. (the "Company") which represents an increase in the number of shares reserved for issuance under the Company's Long Term Performance Plan (the "Performance Plan"), and (ii) 50,000 shares of the Common Stock, which represents an increase in the number of shares reserved for issuance under the Company's 1993 Non-Employee Director Stock Option Plan (the "1993 Plan"). 300,000 shares have been previously registered for issuance under the Performance Plan, pursuant to a Registration Statement on Form S-8 (File No. 33-84572). 100,000 shares have previously been registered for issuance under the 1993 Plan pursuant to a Registration Statement on Form S-8 (File No. 33-71588).


































                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            The  contents  of   the  Company's  previously  filed
Registration Statements on Form S-8 (Nos. 33-84572 and 33-71588) relating to shares issuable under the Performance Plan and the 1993 Plan are hereby incorporated by reference.


Item 8.     Exhibits

     5.1  Opinion of Choate, Hall & Stewart

     10.1 Registrant's 1993 Non-Employee Director
          Stock Option Plan (As Amended and Restated
          Effective as of March 17, 1995)

     10.2 Registrant's Long Term Performance Plan
          (As Amended and Restated Effective as of
          April 13, 1995)

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Choate, Hall & Stewart
          (included in Exhibit 5.1)

     24.1 Power of Attorney (included in page II-3)




























                                     II-1



                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwood, The Commonwealth of Massachusetts on November 17, 1995.


                                   Microcom, Inc.
                                   (Issuer and Employer)

                                    By: Roland D. Pampel,
                                        President and Chief Executive Officer





































                               II-2






                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Roland D. Pampel, Peter J. Minihane and William C. Rogers, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on November
17, 1995 by the following persons in the capacities indicated.

Signature                                 Capacity

Roland D. Pampel                          President, Chief
                                          Executive Officer and Director
                                          (Principal Executive Officer)

Peter J. Minihane                          Executive Vice President, Chief
                                           Financial Officer and Treasurer
                                           (Principal Financial Officer
                                           and Principal Accounting Officer)

James M. Dow                               Chairman of the Board

Donald G. Kennedy                          Director

John C. Rutherford                         Director

Michael I. Schneider                       Director











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                        INDEX TO EXHIBITS


Exhibit Number                                               Page

     5.1  Opinion of Choate, Hall & Stewart

     10.1 Registrant's 1993 Non-Employee Director
          Stock Option Plan (As Amended and Restated
          Effective as of March 17, 1995)

     10.2 Registrant's Long Term Performance Plan
          (As Amended and Restated Effective as of
          April 13, 1995)

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Choate, Hall & Stewart
          (included in Exhibit 5.1)

     24.1 Power of Attorney (included in page II-3)































                               II-4